Press Release

Contact:	Matthew M. Partridge Senior Vice President, Chief Financial Officer & Treasurer (386) 944-5643 mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST APPOINTS RACHEL ELIAS WEIN TO BOARD OF DIRECTORS

DAYTONA BEACH, FL, February 10, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company”) today announced the appointment of Rachel Elias Wein to its Board of Directors, effective immediately.

"We are very pleased that Rachel is joining Alpine’s Board of Directors," said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. "Rachel is an accomplished business leader in the retail industry, with extensive strategic advisory, consumer, operational and real estate investment experience.  We look forward to benefitting from her expertise, guidance and insights."

Ms. Elias Wein, with nearly 20 years of leadership experience in the real estate sector, currently serves as Founder and Chief Executive Officer at WeinPlus, a strategy and management consultancy focused on national retailers and institutional real estate organizations.  Prior to founding WeinPlus in 2009, Ms. Elias Wein served as a development executive with The Sembler Company and a senior associate with Ernst & Young’s (EY) Real Estate Advisory practice.  She currently serves on the Board of Directors for a number of charitable organizations and is an Advisory Board Member for the University of Florida’s Kelley A. Bergstrom Center for Real Estate, Chair-Elect for the Urban Land Institute’s CRC Council (Gold Flight) and on the International Council of Shopping Centers’ Open Air Summit Committee.  Prior to its acquisition in 2020, Ms. Elias Wein also served as an Advisory Board Member and shareholder at Ravti Corporation, a privately held commercial real estate technology startup.

Ms. Elias Wein earned a Master of Real Estate, Master of Architecture and Bachelor of Design in Architecture from the University of Florida.

Ms. Elias Wein said, “I’m honored to join the Alpine Income Property Trust Board of Directors and I’m excited to work with John and the rest of the Board to provide guidance and oversight to enable the Company’s continued growth and success.”

Ms. Elias Wein’s appointment as an independent director expands the Company’s Board to six directors, five of whom are independent.  She will be a member of the Company’s Compensation and Audit Committees.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single-tenant net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

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This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.